UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

__________

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 14, 2023

AquaBounty Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36426	04-3156167
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Mill & Main Place, Suite 395, Maynard, Massachusetts

(Address of principal executive offices)

01754

(Zip Code)

978-648-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, par value $0.001 per share	AQB	The NASDAQ Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory

Arrangements of Certain Officers.

On August 14, 2023, AquaBounty Technologies, Inc. (the “Company”) announced that, with the ascension of Sylvia Wulf to the role of Board Chair, and her continuing responsibilities as Chief Executive Officer of AquaBounty, effective August 14, 2023, David F. Melbourne Jr. has been promoted to the position of President to replace Ms. Wulf as part of the Company’s leadership progression to drive continued growth and expansion. Ms. Wulf therefore resigns as President and continues as AquaBounty’s Chief Executive Officer and Board Chair. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

On August 11, 2023, the Board appointed Mr. Melbourne, 57 as the President of the Company, effective as of August 14, 2023. Mr. Melbourne currently serves as the Chief Commercial Offer of the Company and joined the Company in June of 2019. Mr. Melbourne has over 25 years of expertise in the seafood industry, spanning both wild fisheries and aquaculture, and has a background in general management, operations/commercial management, and innovation.

Mr. Melbourne will oversee the day-to-day business functions for the Company, including current farm operations in the U.S. and Canada; R&D; quality; people management; and commercial operations. Ms. Wulf will focus on strategic initiatives, including investor relations; financing alternatives to complete the Ohio Farm; business development, including geographic and species expansion; and her responsibilities as Chair of the AquaBounty Board of Directors.

As of August 14, 2023, the Company and Mr. Melbourne entered into an Executive Employment Agreement (the “Employment Agreement”) pursuant to which Mr. Melbourne assumes the role of President starting August 14, 2023. The Employment Agreement provides for (i) a base annual salary of $375,000; (ii) an annual bonus of up to 40% of that base salary, based on achievements of primary business goals and financial targets, and subject to the discretion of the Board. (ii) in the event of termination of Mr. Melbourne’s employment without “Cause” or for “Good Reason” or in the event of a “Change in Control” (as those terms are defined in the Employment Agreement), the payment of the pro rata bonus described in clause (iii), plus a severance payment equal to one year of base salary; and (iv) the offer of benefits generally available to employees of the Company. If Mr. Melbourne’s employment is terminated without Cause or for Good Reason within twelve months after a “Change in Control” of the Company, as that term is defined in the Employment Agreement, all then-unvested equity compensation, if any, shall immediately vest.

Except for the arrangements described in this Current Report on Form 8-K, there are no existing or currently proposed transactions to which the Company or any of its subsidiaries is a party and in which Mr. Melbourne has a direct or indirect material interest. There are no family relationships between Mr. Melbourne and any of the Company’s directors or executive officers.

Item 7.01 Regulation FD Disclosure.

On August 14, 2023, the Company issued a press release regarding the matters described under Item 5.02 above. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

The information included in this Current Report on Form 8-K pursuant to Item 7.01, including Exhibit 99.1 attached hereto, is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release issued by AquaBounty Technologies, Inc. on August 1, 2023, furnished herewith.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AquaBounty Technologies, Inc.
(Registrant)

August 14, 2023	/s/ David A. Frank
David A. Frank
Chief Financial Officer